UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 4, 2008

AMAZON BIOTECH, INC.
(Exact name of registrant as specified in charter)

Utah	000-26753	87-0416131
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

43 West 33rd Street
New York, New York 10001
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 695-3334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2008, shareholders holding a majority of the outstanding shares of common stock of Amazon Biotech, Inc. (the “Company”) terminated Simcha Edell and Mechael Kanovsky as directors of the Company.  Messrs Edell and Kanovsky had previously submitted resignation as executive officers of the Company.  Eliyahu BenTal Tolchinsky was appointed by the majority shareholders as director of the Company and was appointed as the Chief Executive Officer and President of the Company.

Mr. Tolchinsky, since 2007, has been employed by Webb & Associates in Rechovot, Israel ,with their patent department and with Mazal Pharmaceuticals, Inc. since May 2008.   From 2006 through 2007, Mr. Tolchinsky was with Hadassah Ein Kerem Hospital, Jerusalem, Israel and served in the patent department for R.A.M. Technologies, Jerusalem, Israel.  During 2005, Mr. Tolchinsky served in the grants department for Halsey Group and from 2004 through 2005, Mr. Tolchinsky served in the grants department of Freemind Consultants in Jerusalem, Israel.  Mr. Tolchinsky received his BA from Cornell University in 1989 and his JD from Tulane University in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON BIOTECH, INC.

Date: May 13, 2008	By:	/s/ Eliyahu BenTal Tolchinsky
Name: Eliyahu Bental Tolchinsky
Title: CEO